Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 17, 2021, with respect to the financial statements of Green Century Balanced Fund, Green Century Equity Fund, and Green Century MSCI International Index Fund (collectively the “Funds”), as of July 31, 2021, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts November 22, 2021